United States

Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

Tapinator, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-3731133 (I.R.S. Employer Identification No.)

110 West 40th Street, Suite 1902, New York, NY (Address of principal executive offices)	10018 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

Warrants, each to purchase one share of Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-234415 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

    None

(title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, par value $0.001 per share, of Tapinator, Inc. (the “Company”) and the warrants, each to purchase one share of common stock, being registered hereunder is set forth under the captions entitled “Description of Capital Stock” and “Description of Securities We Are Offering,” respectively, in the Company’s Registration Statement on Form S-1 (File No. 333-234415), as initially filed with the Securities and Exchange Commission on October 31, 2019, as amended on January 13, 2020 and January 21, 2020 (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TAPINATOR, INC.

Date: February 11, 2020	By:	/s/ Ilya Nikolayev
	Name:	Ilya Nikolayev
	Title:	Chief Executive Officer and Chairman